                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



              Southern New England Telecommunications Corporation
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                                    [LOGO OF SNET APPEARS HERE]
                                                    227 Church Street
                                                    New Haven, Connecticut 06510

                                                                  March 27, 1995

Dear Shareholder:

  You are invited to attend the 1995 Annual Meeting of Shareholders of Southern New England Telecommunications Corporation to be held on Wednesday, May 10, 1995 at 10:00 a.m. in our general office building, 300 George Street, New Ha-ven, Connecticut.

  Shareholders will be asked to vote on the proposals described in the attached Notice of Annual Meeting and Proxy Statement. In addition to specific agenda items, we also will discuss SNET's operations. I look forward to seeing you at the meeting.

  I URGE YOU TO READ THE ACCOMPANYING MATERIAL CAREFULLY AND EXERCISE YOUR RIGHT TO VOTE. YOUR SHARES CANNOT BE VOTED AT THE MEETING UNLESS YOU ARE PRES-ENT OR REPRESENTED BY PROXY.

                                          Sincerely,

                                          /s/ Daniel J. Miglio
                                          Daniel J. Miglio
                                          Chairman and Chief
                                          Executive Officer

[LOGO OF SNET APPEARS HERE]
                                                                       NOTICE OF
                                                             1995 ANNUAL MEETING
227 Church Street, New Haven, Connecticut 06510              AND PROXY STATEMENT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To The Shareholders:

  The Annual Meeting of Shareholders of Southern New England Telecommunications Corporation will be held in the Corporation's general office building, 300 George Street, New Haven, Connecticut, on Wednesday May 10, 1995 at 10:00 a.m. for the following purposes:

    1. To elect Class III directors for a term of three years;

    2. To ratify the appointment of independent auditors for the current calendar year;

    3. To act upon the proposed 1995 Stock Incentive Plan; and

    4. To transact any other business that may properly come before the meeting or any adjournment thereof.

  Only holders of the common stock of the Corporation at the close of business on March 10, 1995 will be entitled to vote at the meeting or any adjournment thereof.

  THE VOTE OF EACH SHAREHOLDER IS IMPORTANT, WHATEVER THE NUMBER OF SHARES HELD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH RE-QUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                            Madelyn M. DeMatteo
                                                  Secretary

March 27, 1995

              SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION
                               227 CHURCH STREET
                          NEW HAVEN, CONNECTICUT 06510
                                 (203) 771-5200

                                PROXY STATEMENT

  This proxy statement and the accompanying proxy are being mailed to share-holders of Southern New England Telecommunications Corporation ("Corporation") on or about March 29, 1995, in connection with the solicitation of proxies by the Corporation's Board of Directors ("Board") for the Annual Meeting of Share-holders. The Corporation will bear the cost of soliciting proxies. In addition to solicitations by mail, a number of the Corporation's regular employees may solicit proxies in person or by telephone, at no additional compensation. Georgeson & Co. has been retained to assist in the solicitation of proxies from brokers, banks, and other nominee and institutional holders for a fee of $8,500, plus expenses.

  SHAREHOLDERS ARE URGED TO MARK THEIR PROXIES WITH THEIR PREFERENCES SO THAT THE SHARES WILL BE VOTED ACCORDINGLY. IF NO INSTRUCTION IS GIVEN FOR ANY MATTER TO BE VOTED UPON, THE SHARES REPRESENTED BY THE SIGNED PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD.

  Shares cannot be voted unless the owner is present or represented by proxy. A properly executed proxy that is not revoked will be voted according to the in-structions on the proxy. Under state law, "withheld" votes, abstentions and votes which brokers elect not to cast under their discretionary authority are not counted as votes in favor of any proposal. A shareholder submitting a proxy may revoke it at any time before it is voted, either by attending the meeting and voting in person, or by executing and delivering a later dated proxy or written instrument revoking such proxy. If a shareholder wishes to give a proxy to someone other than the named attorneys, the three names appearing on the proxy must be crossed out and the name of another person or persons (not more than three) inserted.

  All shareholder proxies, ballots and voting materials that identify the votes of shareholders are kept permanently confidential, except where disclosure is needed to communicate with shareholders who have forwarded proxies with written comments, in election contests should the opposing party choose not to agree in writing to abide by this policy, or as required by law.

  On March 10, 1995 there were issued and outstanding 64,661,201 shares of com-mon stock of the Corporation ("Common Stock"), all of one class and each share having one vote on all matters properly brought before the meeting. To the best knowledge of the Corporation, the only beneficial owner of more than 5% of the outstanding Common Stock is Sprint Corporation, 2330 Shawnee Mission Parkway, Westwood, Kansas 66205 ("Sprint") who, together with a wholly-owned affiliate, owned beneficially as of the record date, with sole voting and dispositive pow-ers, 4,362,998 shares or approximately 6.7% of the outstanding Common Stock.

  The following table sets forth the beneficial ownership of Common Stock (in-cluding certain family holdings) as of March 10, 1995 of each Director, nominee for Director, Executive Officers named in the Summary Compensation Table on page 13, and all Directors and Executive Officers as a group. The percentage of Common Stock owned beneficially by any Director or nominee, or by all Directors and Executive Officers as a group is less than 1% of the shares of Common Stock outstanding.

                                                            SHARES BENEFICIALLY
                                                                OWNED AS OF
                 NAME OF BENEFICIAL OWNER                     MARCH 10, 1995
                 ------------------------                   -------------------
Dr. Frederick G. Adams.....................................         1,518(1)
William F. Andrews.........................................         1,367
Richard H. Ayers...........................................           697(2)
Zoe Baird..................................................           954
Robert L. Bennett..........................................           788
Dr. Barry M. Bloom.........................................         1,371
Frank J. Connor............................................         1,154
William R. Fenoglio........................................           654
Dr. Claire L. Gaudiani.....................................           354
James R. Greenfield........................................           942
Ira D. Hall................................................           100
Dr. Burton G. Malkiel......................................           754(3)
Frank R. O'Keefe, Jr.......................................         1,444
Daniel J. Miglio...........................................        79,876(4)
Donald R. Shassian.........................................        23,500(4)
Ronald M. Serrano..........................................        42,206(4)
Madelyn M. DeMatteo........................................        29,503(4)
Jean M. LaVecchia..........................................        17,690(4)
Directors and Executive Officers as a group.............. .       218,904(4)

--------
(1) 143 shares are held by daughter living in same household.
(2) Voting and investment powers are shared with spouse with respect to 200 shares.
(3) 400 shares are held in trust for benefit of a family member.
(4) Includes shares that may be acquired within 60 days through the exercise of stock options pursuant to an executive stock option plan as follows: Mr. Miglio 71,750; Mr. Shassian 22,500; Mr. Serrano 40,500; Ms. DeMatteo 17,050; Ms. LaVecchia 15,950; and Executive Officers as a group 179,250 .

                             ELECTION OF DIRECTORS
                                 (PROPOSAL 1)

  In accordance with the By-Laws, the number of directorships is set by the Board. The Board has set the number of directorships at fourteen in anticipa-tion of all nominees being elected. The directorships are divided into three classes with each class having a term of three years. These classes are kept as equal in size as possible considering retirements and other circumstances.

  Nominations will be made at the Annual Meeting to reelect the four current Class III Directors whose terms expire this year and to elect one new Direc-tor. The nominees are Richard H. Ayers, Frank J. Connor, Dr. Burton G. Malkiel, Frank R. O'Keefe, Jr. and Ira D. Hall, the new nominee. The terms of office for all elected Class III Directors will run until 1998 and until their successors are elected and qualified. Shares represented by proxies will be voted for the nominees, except where authority to do so is specifically with-held. Proxies cannot be voted for a greater number of persons than the number of nominees named.

  All nominees have been selected on the recommendation of the Committee on Board Affairs and Public Policy. If one or more of such nominees should at the time of the Annual Meeting be unavailable as a candidate, the shares repre-sented by the proxies will be voted for the remaining nominees and any substi-tute nominee or nominees designated by the Board on recommendation of the Com-mittee, or, if none, the size of the Board will be reduced. The Committee knows of no reason why any such nominee will be unavailable or unable to serve. The Committee deliberates on nominees at the end of the year prior to each annual meeting. Shareholders who wish to nominate persons for election to the Board must comply with the procedures set forth in Article II of the By-Laws and should direct correspondence to the Secretary.

  The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy is required to elect Class III Directors.

NOMINEES FOR ELECTION AS DIRECTORS

                        CLASS III(TERM EXPIRES IN 1995)


[PHOTO OF        RICHARD H. AYERS, 52, Chairman and Chief Executive Officer,
RICHARD H. AYERS The Stanley Works (diversified manufacturer of consumer,
APPEARS HERE]    builder and industrial products) (1989 to date); President and Chief Executive Officer (1987-1989); President and Chief
                 Operating Officer (1985-1987); Executive Vice President
                 (1984-1985). Director of The Stanley Works, Perkin-Elmer Cor-poration, Connecticut Mutual Investment Accounts, Inc., Con-necticut Mutual Financial Services Series Fund I, Inc. and
                 New Britain General Hospital. Director since 1986.

[PHOTO OF        FRANK J. CONNOR, 64, Founder and President, Nortay Associ-
FRANK J. CONNOR  ates, Inc. (business investment and operations management)
APPEARS HERE]    (1987 to date). President and Member of the Office of the
                 Chairman, American Can Company (packaging, specialty retail-ing and financial services) (1981-1987). Chairman Emeritus of Southwestern Area Commerce & Industry Association of Connect-icut and the Connecticut Business and Industry Association.
                 Director since 1986.

[PHOTO OF        IRA D. HALL, 50, Director of International Operations, Inter-
IRA D. HALL      national Business Machines Corporation (developer, manufac-
APPEARS HERE]    turer and marketer of advanced information processing prod-
                 ucts including computers and microelectronic technology, software, networking systems and information technology-re-lated services) (1993 to date); Treasurer, IBM United States
                 (1990-1993); IBM Assistant Treasurer (1987-1990); Chairman and Chief Executive Officer, IBM WTC Insurance Company (1988-
                 1994). Chairman, National Advisory Committee of the Thrift
                 Depositor Protection Oversight Board by appointment of the Secretary of the Treasury. Director of the Jackie Robinson
                 Foundation. Member of Advisory Council of the Stanford Uni-versity Graduate School of Business.

[PHOTO OF        DR. BURTON G. MALKIEL, 62, Chemical Bank Chairman's Professor
DR. BURTON       of Economics, Princeton University (1988 to date). Professor
G. MALKIEL       and Dean, Yale University School of Organization and Manage-
APPEARS HERE]    ment (1981-1988). Professor and Chairman, Department of Eco-
                 nomics, Princeton University (1968-1981). Director of Baker,
                 Fentress and Company, Amdahl Corporation, Prudential Insur-ance Company of America, Vanguard Group and The Jeffrey Co.
                 Director since 1984.

[PHOTO OF        FRANK R. O'KEEFE, JR., 65, Formerly President of Long Wharf
FRANK R.         Capital Partners, Inc. (business investments) (1988-1990) and
O'KEEFE, JR.     Chairman, President and Chief Executive Officer, Armtek Cor-
APPEARS HERE]    poration (rubber chemicals, heat exchange components and sys-
                 tems, automotive and industrial belts and hoses) (1986-1988);
                 President and Chief Operating Officer (1980-1986). Director of Aetna Life and Casualty Company and The United Illuminat-ing Company. Trustee of University of Massachusetts Chancel-lor's Council. Director since 1984.

DIRECTORS CONTINUING IN OFFICE

                                    CLASS I
                             (TERM EXPIRES IN 1996)


[PHOTO OF        WILLIAM F. ANDREWS, 63, Chairman, Schrader, Inc. (manufac-
WILLIAM F.       turer of tire valves, cores, caps, tire pressure gauges and
ANDREWS          pressure maintenance systems) (March 1995 to date). Chairman
APPEARS HERE]    and Chief Executive Officer, Amdura Corporation (manufacturer and distributor of hardware and industrial machinery and equipment) (1993-1995). Advisor, Investor International
                 (U.S.) (investment company) (1992-1994). President and Chief
                 Executive Officer, UNR Industries, Inc. (manufacturer of steel pipe and tubing for commercial and industrial products)
                 (1990-1991). President, Massey Investment Company (business investments) (1989-1990). Director of MB Communications, PT
                 Holdings, Inc., Navistar International Corporation, Harley
                 Davidson, Inc., Johnson Controls, Inc., Katy Industries, Cor-rections Corporation of America, Northwestern Steel and Wire and Black Box Corporation. Director since 1982.

[PHOTO OF        DR. BARRY M. BLOOM, 66, Formerly Executive Vice President-Re-
DR. BARRY        search and Development, Pfizer Inc (research-based, diversi-
M. BLOOM         fied health care company with global operations) (1992-1993);
APPEARS HERE]    Senior Vice President (1990-1992); Vice President (1971-
                 1990). Director of Neurogen Corporation, Vertex Pharmaceuti-cals Inc., Incyte Pharmaceuticals Inc. and Cubist Pharmaceu-ticals Inc. Member of Board of Managers and Trustee, Lawrence
                 & Memorial Hospital. Member of Connecticut Academy of Science and Engineering. Director since 1987.

[PHOTO OF        WILLIAM R. FENOGLIO, 55, President and Chief Executive Offi-
WILLIAM R.       cer, Augat Inc. (designer and manufacturer of interconnection
FENOGLIO         components and subsystems) (Jan. 1995 to date); President and
APPEARS HERE]    Chief Operating Officer (Sept.-Dec., 1994). President and
                 Chief Executive Officer, Barnes Group, Inc. (diversified man-ufacturer and distributor of precision springs and custom metal parts for industrial and heavy equipment markets, and turbine engine and airframe parts for the aerospace industry)
                 (1991-1993); President (1985-1991). Director of Augat, Inc.
                 Trustee of Rose-Hulman Institute of Technology. Director since 1993.

[PHOTO OF        DR. CLAIRE L. GAUDIANI, 50, President, Connecticut College
DR. CLAIRE       (1988 to date). Acting Associate Director, Joseph H. Lauder
GAUDIANI         Institute for Management and International Studies, Univer-
APPEARS HERE]    sity of Pennsylvania (1984-1988); Senior Fellow, Department of Romance Languages (1981-1988). Director of Municipal Bond
                 Insurance Association (MBIA) and Public Radio International.
                 Trustee of American Council on Education. Chair, Campus Com-pact. Member of NCAA Presidents Commission and Council on
                 Foreign Relations. Director since 1989.

[PHOTO OF        DANIEL J. MIGLIO, 54, Chairman of the Board, President and
DANIEL J. MIGLIO Chief Executive Officer of the Corporation and its principal
APPEARS HERE]    subsidiary, The Southern New England Telephone Company (Janu-
                 ary 1994 to date); President and Chief Executive Officer
                 (1993); President and Chief Operating Officer (1992); Senior
                 Vice President--Finance and Planning (1984-1991). Chairman of
                 United States Telephone Association. Director of Aristotle
                 Corporation, New Haven Symphony Orchestra, Connecticut Public
                 Television and Radio and the 1995 Special Olympics World
                 Games. Director since 1990.


                         CLASS II(TERM EXPIRES IN 1997)

[PHOTO OF        DR. FREDERICK G. ADAMS, 63, President and Chief Executive Of-
DR. FREDERICK    ficer, Ada-Champ Group, Inc. (health care consultants) (1991
G. ADAMS         to date). Executive Director of Citizens Committee for Effec-
APPEARS HERE]    tive Government, Inc. (1992-1994). Commissioner of Health
                 Services, State of Connecticut (1987-1991). Doctor of Dental
                 Surgery and Master of Public Health (1980 to date). Member of
                 Board of Regents, University of Hartford. Director of Hart-ford Graduate Center, St. Francis Hospital and Medical Center and Overseer of the Bushnell Hall. Corporator of Hartford
                 Hospital and the Institute of Living. Director since 1977.

[PHOTO OF        ZOE BAIRD, 42, Senior Vice President and General Counsel,
ZOE BAIRD        Aetna Life & Casualty Company (life, group, accident and
APPEARS HERE]    health insurances, pensions, bonds and casualty and property insurance) (1990 to date). Counsellor and Staff Executive, General Electric Company (diversified manufacturer of con-sumer and industrial products, financial services) (1986-
                 1990). Partner, O'Melveny & Myers, Washington, D.C. (attor-neys at law) (previously associate) (1981-1986). Member, American Bar Association. Director of Zurn Industries, Inc.
                 Director since 1991.

[PHOTO OF        ROBERT L. BENNETT, 57, Principal, Bennett, Fisher, Giuliano
ROBERT L.        and Gottsman: The Electronic Publishing Group (consultation
BENNETT          and management services for electronic publishing businesses)
APPEARS HERE]    (1993 to date). President and Chief Executive Officer, Mirror
                 Systems, Inc. (subsidiary of The Times Mirror Company provid-ing consultation and research and development on electronic publishing for parent's operating companies) (1983-1992). Di-rector of Raytech Corporation. Member of American Bar Associ-ation, Section of Science and Technology, and California Bar
                 Association. Director since 1994.

[PHOTO OF        JAMES R. GREENFIELD, 68, Senior Partner, Greenfield & Murphy
JAMES R.         (attorneys at law) (1990 to date). Principal and Director of
GREENFIELD       law firm of Greenfield, Krick & Jacobs, P.C. and senior part-
APPEARS HERE]    ner of predecessor firm (1958-1990). Director of New Haven
                 Symphony Orchestra, Friends of Legal Services. Member of
                 American Bar Association, Connecticut Bar Association, Asso-ciation of Trial Lawyers of America, American Academy of Mat-rimonial Lawyers and International Academy of Matrimonial
                 Lawyers. Director since 1980.


COMPENSATION AND OTHER INFORMATION REGARDING DIRECTORS

  Directors receive an annual retainer of $18,000, of which at least 25% is payable in Common Stock under a stock plan approved by shareholders in 1993, and a meeting fee of $1,000 for each Board and Committee meeting attended. Di-rectors may elect to receive up to 100% of their retainers payable in Common Stock. Committee Chairs also receive an additional annual retainer of $2,500. Directors may elect to defer the receipt of all or a part of their fees and re-tainers. In 1994, several Directors received payments as reimbursement for travel expenses in connection with attendance at meetings. The Corporation also provides life insurance, accidental death and dismemberment insurance, tele-phone service concession and a retirement and disability plan for each Direc-tor. Directors who are also employees receive no additional compensation or benefits for serving as Directors.

  The Board held 10 meetings in 1994. All Directors attended in excess of 75% of the aggregate number of meetings of the Board and the Committees on which they served.

COMMITTEES OF THE BOARD

  The Committees established by the Board to assist it in the discharge of its responsibilities are described below.

  Audit Committee reviews the adequacy of the Corporation's system of internal control and the reliability of its financial reporting. It meets with appropri-ate financial management, internal auditors and external auditors in connection with these reviews. This Committee recommends to the Board the appointment of the external auditors for ratification by the shareholders at the Annual Meet-ing. Both the internal auditors and the external auditors periodically meet with the Audit Committee and have unrestricted access to the Committee. The Committee met 6 times in 1994. Directors Bloom (Chair), Andrews, Baird, Fenoglio and O'Keefe are members of this Committee.

  Committee on Board Affairs and Public Policy advises the Board with respect to nomination and compensation of Directors, consults with the Chairman on the functioning of the Board and examines the Board's performance in various areas of public policy. In selecting Board candidates, the Committee seeks individu-als of proven judgment and competence, outstanding in their chosen fields, and considers factors such as anticipated participation in Board activities, educa-tion, geographic loca-tion and other special talents or attributes. The Committee met 4 times in 1994. Directors Gaudiani (Chair), Adams, Baird, Bloom and Greenfield are mem-bers of this Committee.

  Executive Committee meets on call of the Chairman or the Chief Executive Of-ficer and has authority to act on matters during the intervals between Board meetings. There were no meetings of the Executive Committee in 1994. Directors Miglio (Chair), Ayers, Bloom, Connor, Gaudiani and Malkiel are members of this Committee.

  Employee Benefits Plan Committee determines whether the actions of management in administering the employee benefit, pension, savings and stock ownership plans are in the best interests of the participants and beneficiaries of such plans. The Committee, which met 4 times in 1994, makes periodic reports to the Board on its activities and reviews all material changes in the plans prior to the presentation of such changes to the Board for approval. Directors Malkiel (Chair), Andrews, Ayers, Fenoglio, and Greenfield are members of this Commit-tee.

  Financial Resources Committee reviews and reports to the Board regarding the Corporation's financial condition and plans, and assists the Board in assuring responsible and effective utilization of financial resources. The Committee, which met 7 times in 1994, makes recommendations to the full Board for action on such matters as financial plans and objectives, dividend policy, specific plans for raising outside capital and the commitment of capital to the Corpora-tion's various businesses. Directors Ayers (Chair), Bennett, Connor, Malkiel and O'Keefe are members of this Committee.

  Personnel Resources Committee reviews management performance, makes specific recommendations to the Board regarding executive salary treatment, and adminis-ters executive incentive compensation plans. The Committee also examines man-agement staffing and recommends to the Board the election of corporate offi-cers. The Committee met 6 times in 1994. Directors Connor (Chair), Adams, Bennett and Gaudiani are members of this Committee.

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                                  (PROPOSAL 2)

  Subject to shareholder ratification, the Board, upon recommendation of the Audit Committee, has appointed the firm of Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), Certified Public Accountants, as independent auditors to examine the accounts of the Corporation for the year 1995.

  The Board recommends a vote FOR the proposal to ratify the appointment of Coopers & Lybrand as independent auditors for the current year. If a majority of the voting power represented at the meeting fails to ratify the appointment of Coopers & Lybrand, the Board, upon recommendation of the Audit Committee, will consider the appointment of another accounting firm.

  One or more members of Coopers & Lybrand will attend the Annual Meeting, have an opportunity to make a statement, and be available to respond to questions.

  The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy is required to ratify the appointment of Coopers & Lybrand as independent auditors for the current year.

                     APPROVAL OF 1995 STOCK INCENTIVE PLAN
                                  (PROPOSAL 3)

INTRODUCTION

  On February 8, 1995, the Board adopted the 1995 Stock Incentive Plan (the "Plan") to be effective July 1, 1995 subject to shareholder approval.

SUMMARY OF PLAN PROVISIONS

  The following Plan summary is qualified in its entirety by the text of the Plan, a copy of which is included as Exhibit A.

  Purpose. The Plan is intended to enable the Corporation and its subsidiaries to attract, retain and motivate top caliber employees by providing them with competitive long-term equity opportunities and to align employee and stock-holder interests.

  Administration. The Plan is administered by the Board of Directors ("Board").

  Eligibility. All employees of the Corporation or its subsidiaries are eligi-ble to participate in the Plan ("participant"). Non-employee Directors are not eligible to participate in the Plan.

  Classes of Stock Compensation. The Board may grant the following types of eq-uity-based compensation ("Stock Compensation"):

    (a) Non-qualified or Incentive Options on Common Stock.

    (b) Common Stock as a form of compensation for past performance or achievement of performance objectives.

    (c) Restricted Common Stock.

    (d) Common Stock appreciation rights.

    (e) Rights to acquire, or that are valued by, Common Stock.

  Maximum Number of Shares. The number of shares of Common Stock which may be issued under the Plan will not exceed 4,600,000 shares, of which no more than 1,300,000 shares may be issued in the form of Restricted Stock. The maximum number of shares of Common Stock that may be provided to any one participant annually is 125,000. On March 10, 1995 the closing price of Common Stock on the New York Stock Exchange was $32.875 per share.

  Terms (Minimum Purchase Price). The terms of any Stock Compensation are de-termined by the Board. The purchase price per share of Common Stock will not be less than the fair market value of the Common Stock on the date such Stock Com-pensation is granted.

  Change in Control. Upon a Change in Control of the Corporation, all Stock Compensation previously granted under the Plan will become immediately and fully exercisable and will remain exercisable and noncancellable for a period of seven months following termination of employment of the participant.

  Adjustments. In the event of a reorganization, stock split, merger, or any other change in the corporate structure of the Corporation, the Board may make such adjustments as it deems appropriate. In the event of any merger or other reorganization in which the Corporation is not the surviving corporation and subject to the Change in Control provisions of the Plan, all Stock Compensation outstanding on the date of such event will be assumed by the surviving corpora-tion.

  Federal Income Tax Consequences. A participant will not realize taxable in-come upon the granting of a stock option and the Corporation will not be enti-tled to a deduction. Upon exercise of a nonqualified stock option, a partici-pant will realize ordinary income equal to the excess of the fair market value of the Common Stock on that date of exercise over the exercise price and the Corporation will receive a corresponding deduction. The tax basis of such shares will be the fair market value of such shares on that date. Upon exercise of an incentive stock option, the participant will not recognize income. If the participant disposes of an incentive option more than one year after exercise, any gain or loss on the disposition will be capital and the Corporation will not be entitled to a deduction.

  Amendment and Termination of the Plan. The Board at any time may amend, sus-pend or terminate the Plan, provided, however, that without the further ap-proval of the holders of at least a majority of the voting power of the out-standing shares of the Corporation's Common Stock present in person or by proxy at a meeting of the shareholders, the Board may not (i) increase the maximum number of shares, (ii) change the minimum purchase price, (iii) permit the granting of Stock Compensation to anyone other than a participant, or (iv) oth-erwise materially amend the Plan. No amendment, suspension or termination of the Plan will, without the participant's consent, materially impair any rights of such participant under any Stock Compensation previously granted. Unless previously terminated, the Plan will terminate on June 30, 2005.

  Required Vote. The affirmative vote of the holders of a majority of the Com-mon Stock present or represented at the meeting in person or by proxy is re-quired for approval of the proposed Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board believes that the proposed Plan will attract, retain and motivate top caliber employees and directly align employee and stockholder interests. Therefore, the Board of Directors recommends a vote FOR this proposal:

  RESOLVED: That the 1995 Stock Incentive Plan is hereby approved and adopted.

                             SHAREHOLDER PROPOSALS

  Proposals intended for inclusion in next year's proxy statement should be sent to the Secretary, Room 1500, 227 Church Street, New Haven, Connecticut 06510 and must be received by November 28, 1995.

                   OTHER MATTERS TO COME BEFORE THE MEETING

  If any business not described herein should properly come before the meeting for shareholder action, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons voting them. At the time this Proxy Statement went to press on March 23, 1995, the Corporation knew of no other matters which may be properly pre-sented for a vote to the shareholders at the meeting. Shareholders who wish to submit a proposal for business to be conducted at the Annual Meeting of Share-holders must comply with the procedures set forth in Article I of the By-Laws.

REPORT OF PERSONNEL RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                 COMPENSATION

  Executive compensation is reviewed and approved by the Personnel Resources Committee ("Committee"), which is composed entirely of non-employee Directors who have no direct or indirect material interest in the Corporation or rela-tionship with the top executives. Below is the Committee's report on 1994 com-pensation policies as they affected these top executives, including the Chief Executive Officer (CEO).

COMPENSATION POLICY

  Executive compensation policy is designed to reward contribution to the Cor-poration's business mission and to enhancing shareholder value.

L994 EXECUTIVE COMPENSATION

  Executive compensation paid in 1994 included base salary, annual short term incentive awards and stock options and, in the aggregate, is targeted at the 50th percentile of a group of comparator companies that consist of the S&P Tel-ephone Index companies and other companies similar to the Corporation in terms of size, location and industry.

  Executive compensation is based on individual contribution, the executive's salary grade, and the attainment of corporate and unit goals. Corporate goals under the SNET Short Term Incentive Plan consisted of achievement of aggressive financial, service, and corporate effectiveness objectives with a relative weighting of each category of 50%, 25%, and 25% respectively. In 1994, the Cor-poration achieved $2.77 for operating earnings which was above the targeted range, met its service objectives, which were based on customer satisfaction, and met most of its corporate effectiveness objectives which were to achieve its business strategies, streamline internal processes, focus on customer sat-isfaction, and change corporate culture. In aggregate, short term awards for executives were above targeted levels. Individual stock option grants under the SNET 1986 Stock Option Plan, which are designed to create greater linkage be-tween executives and shareholders and are based on the executive's role and scope of responsibility, the number of options previously granted, and an indi-vidual's performance, were awarded at approximately targeted levels.

CEO COMPENSATION

  Mr. Miglio's annual compensation is based on corporate performance and his contribution to that performance as well as market survey information. In 1994, Mr. Miglio received no salary increase and above targeted short term incentive award and stock option grants, as shown on the accompanying tables.

  Mr. Miglio's short term incentive award was based entirely on the achievement of corporate goals. As discussed, the Corporation achieved above its targeted levels with improvements in the areas of customer service, business growth and financial results despite increasing competitive pressures and a continued sluggish economy. At the same time, there was significant progress on strategic wireline and wireless investments, cost reduction, reengineering and hiring new expertise, all of which are essential to the long term success of the Corpora-tion.

Submitted by:
Dr. Frederick G. Adams
Robert L. Bennett
Frank J. Connor
Dr. Claire L. Gaudiani

  The following table covers compensation for the Chief Executive Officer and the other four most highly compensated Executive Officers at the end of the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                         COMPENSATION
                                                                      ------------------
                                         ANNUAL COMPENSATION            AWARDS   PAYOUTS
                                  ----------------------------------- ---------- -------
                                                               OTHER  SECURITIES
                                                              ANNUAL  UNDERLYING         ALL OTHER
                                                              COMPEN-  OPTIONS/   LTIP    COMPEN-
                                                              SATION     SARS    PAYOUTS  SATION
NAME AND PRINCIPAL POSITION  YEAR SALARY ($)(1) BONUS ($)(2)    ($)      (#)       ($)    ($)(3)
---------------------------  ---- ------------- ------------  ------- ---------- ------- ---------
Daniel J. Miglio.........    1994    404,380      240,000      7,484    75,000       0    11,341
 Chairman, President and     1993    400,934      180,000      8,593    60,000       0    15,247
 Chief Executive Officer     1992    296,228      107,432      5,802     6,450       0    14,714
Jean M. LaVecchia........    1994    167,926       59,300      7,021    15,000       0     6,992
 Senior Vice President--
 Organization Development
Ronald M. Serrano........    1994    298,455      124,000     10,779    40,000       0     6,600
 Senior Vice President--     1993    267,395       84,500     93,598    61,000       0         0
 Corporate Development
Donald R. Shassian.......    1994    302,891      126,000      7,933    40,000       0         0
 Senior Vice President
  and                        1993     25,000            0(4)       0    50,000       0         0
 Chief Financial Officer
Madelyn M. DeMatteo......    1994    178,969       73,700      4,783    10,000       0     9,129
 Vice President, General     1993    161,897       43,700      4,362    10,000       0     9,594
 Counsel and Secretary       1992    159,715       51,900      3,872     2,800       0     9,392

--------
(1) Includes imputed income for benefits provided under the Corporation's em-ployee benefit plans.
(2) Represents incentive compensation under the SNET Short Term Incentive Plan for achieving performance-based objectives.
(3) In 1994, for Mr. Miglio, Ms. LaVecchia, Mr. Serrano, Mr. Shassian and Ms. DeMatteo, respectively, includes the following dividend equivalents earned on shares deferred under the SNET Long Term Incentive Plan; $4,141, $0, $0, $0 and $1,929; and matching company contributions credited to participants' accounts under the SNET Management Retirement Savings Plan; $7,200, $6,992, $6,600, $0 and $7,200.
(4) Mr. Shassian was not eligible to participate.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                               INDIVIDUAL GRANTS
                          ----------------------------
                             NUMBER OF     % OF TOTAL
                            SECURITIES    OPTIONS/SARS
                            UNDERLYING     GRANTED TO  EXERCISE
                             OPTIONS/      EMPLOYEES   OR BASE              GRANT DATE
                               SARS        IN FISCAL    PRICE   EXPIRATION    PRESENT
          NAME            GRANTED (#) (1)     YEAR      ($/SH)     DATE    VALUE ($) (2)
          ----            --------------- ------------ -------- ---------- -------------
Daniel J. Miglio........      75,000          23.1     $31.5625  3-09-04     $454,575
 Chairman, President and
 Chief Executive Officer
Jean M. LaVecchia.......      15,000           4.6      31.5625  3-09-04       90,915
 Senior Vice President--
 Organization Develop-
 ment
Ronald M. Serrano.......      40,000          12.3      31.5625  3-09-04      242,440
 Senior Vice President--
 Corporate Development
Donald R. Shassian......      40,000          12.3      31.5625  3-09-04      242,440
 Senior Vice President
 and
 Chief Financial Officer
Madelyn M. DeMatteo.....      10,000           3.1      31.5625  3-09-04       60,610
 Vice President, General
 Counsel and Secretary

--------
(1) Under the SNET 1986 Stock Option Plan, executive officers and other key em-ployees are eligible to receive option grants to purchase Common Stock as Incentive Stock Options or as Non-qualified Stock Options. The exercise price of each option must be equal to or greater than the fair market value of Common Stock on the date of grant of the option. The term of an option cannot exceed ten years from the date of grant. Options vest annually in twenty-five percent installments beginning one year after the grant date. Upon a change in control, all options previously granted become immediately exercisable and remain exercisable and non-cancellable for a period of six months and seven days following a termination of employment provided those options do not expire within the ten-year period established under the plan. Executive officers subject to Section 16 who held options for at least six months prior to the change in control shall have options can-celled in exchange for a cash payment equal to the excess of the change in control price per share of Common Stock over the purchase price per share under the option multiplied by the number of shares of Common Stock granted under the option being cancelled, with such payment to be made by the Cor-poration within 30 days of the date of the change in control.
(2) The binomial option pricing model was used to estimate the options' grant date present value. Assumptions for options granted are as follows: 20% volatility; risk free rate of return of 6.335% based on ten-year U.S. Trea-sury securities; dividend yield of 5.57%; and time of exercise over a 9 year period.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUES

                                                                NUMBER OF
                                                               SECURITIES       VALUE OF
                                                               UNDERLYING      UNEXERCISED
                                                               UNEXERCISED    IN-THE-MONEY
                                                             OPTIONS/SARS AT OPTIONS/SARS AT
                                                               FY-END (#)      FY-END ($)*
                                                             --------------- ---------------
                          SHARES ACQUIRED                     EXERCISABLE/    EXERCISABLE/
          NAME            ON EXERCISE (#) VALUE REALIZED ($)  UNEXERCISABLE   UNEXERCISABLE
          ----            --------------- ------------------ --------------- ---------------
Daniel J. Miglio........        --               --          38,000/120,000  $53,415/$60,938
 Chairman, President and
 Chief Executive Officer
Jean M. LaVecchia.......        --               --           9,700/22,500    5,100/12,188
 Senior Vice President--
 Organization
 Development
Ronald M. Serrano.......        --               --           15,250/85,750     0/32,500
 Senior Vice President--
 Corporate Development
Donald R. Shassian......        --               --           12,500/77,500     0/32,500
 Senior Vice President
 and Chief Financial
 Officer
Madelyn M. DeMatteo.....        --               --           12,050/17,500   21,515/8,125
 Vice President, General
 Counsel and Secretary

--------
* Based upon 1994 fiscal year end stock price of $32.375.

PENSION PLAN

  Under the SNET Management Pension Plan ("Pension Plan") and the SNET Execu-tive Non- Qualified Pension Plan and Excess Benefit Plan ("Non-Qualified Plan"), retirement is mandatory at age 65 for executive officers and certain other executives; and retirement before age 65 can be elected under certain conditions.

  Under the Pension Plan, annual pensions are computed on an adjusted career average pay formula which is the sum of (i) 1.6% of the average pay for the five years ended December 31, 1990 times the number of years of service prior to January 1, 1991, plus (ii) 1.6% of pay subsequent to December 31, 1990. Com-pensation included in the pension base is the executive's base salary, and the executive's short term award granted for services performed after 1988. Assum-ing no change in the pension plan formula, compensation at the current level, continuation in their present positions, retirement at age 65, and straight life annuity amounts notwithstanding the availability of joint survivorship provisions, each executive officer listed would receive the following estimated annual pension amount under the Pension Plan: Mr. Miglio $216,193; Ms. LaVecchia $125,444; Mr. Serrano $176,604; Mr. Shassian $172,429; and Ms. DeMatteo $118,675.

  Effective December 8, 1993, the Non-Qualified Plan provides a supplemental pension to executives with three components: (1) a transitional benefit based on the difference, if any, between the Pension Plan benefit associated with the short term award which became effective December 8, 1993 and the benefit asso-ciated with the short term award under the Non-Qualified Plan that applied prior to December 8, 1993 (based on a formula which multiplied 1.6% of the av-erage award for the highest five full performance years of the final ten years of employment preceding retirement by the number of years of service at retire-
ment); (2) a minimum total pension benefit calculation to recognize, in part, the termination of the SNET Mid Career Pension Plan, and which provides for ex-ecutives who retire with no more than 25 years of service, a 2% (rather than 1.6%) per year of service (maximum of 40%) times average base salary for the three years preceding retirement and for executives with more than 25 years of service at retirement 1.6% per year of service multiplied by such average pay; and (3) a benefit to include any pension amount that would otherwise be payable under the Pension Plan but for Internal Revenue Code limitations. Utilizing similar assumptions as those provided above for the Pension Plan each executive officer would receive the following estimated annual pension amount under the Non-Qualified Plan: Mr. Miglio $88,690; Ms. LaVecchia $16,923; Mr. Serrano $864; Mr. Shassian $1,064; and Ms. DeMatteo $16,019.

CHANGE-IN-CONTROL AGREEMENTS

  Change-in-Control agreements have been entered into with certain executives designed to afford these executives limited employment and compensation protec-tion in the event of a substantial change in ownership of the Corporation. The Corporation has agreed to continue to employ the affected executives for a pe-riod of two years following such a change in ownership, and, in the event of early termination of such an executive, to pay severance benefits of no greater than two times the executive's salary and incentive compensation. The agree-ments contain other provisions designed to prevent the loss of retirement, in-surance, and other benefits arising from a termination before the end of the term of employment and to reimburse the executive for any excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended. The Corporation has entered into such agreements with Mr. Miglio, Ms. LaVecchia, Mr. Serrano, Mr. Shassian and Ms. DeMatteo who are listed in the Summary Compensation Table.

                               PERFORMANCE GRAPH

  The following line graph compares the Corporation's five-year cumulative to-tal return to shareholders, including the reinvestment of dividends, to that of the Standard and Poor's 500 Index and the Telephone segment of the Standard and Poor's Utility Index. This five year period represents the sharp transition from 1989, a year of strong economic growth, to a period featuring increasing competition and the lingering effects of the deep economic recession of the early 1990's in Connecticut.

                             [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                    AMONG S&P, SNET AND S&P TELEPHONE INDEX

                                                           S&P
Measurement period                                      TELEPHONE
(Fiscal Year Covered)             S&P          SNET       Index
---------------------           --------     --------    --------

1989                            $ 100        $ 100       $ 100
1990                            $  97        $  77       $  95
1991                            $ 126        $  78       $ 103
1992                            $ 136        $  93       $ 113
1993                            $ 150        $  99       $ 130
1994                            $ 152        $  94       $ 125


                              CERTAIN TRANSACTIONS

  Effective February 1, 1994, the Corporation's major subsidiary entered into a new services agreement with North Supply Company ("North Supply"), a subsidiary of Sprint, a beneficial owner of more than 5% of the outstanding Common Stock, for the purchase of general materials and supplies supporting the Corporation's telephone operations, including warehousing. North Supply also entered into agreements with other subsidiaries of the Corporation for general equipment purchases and warehousing services. During 1994 total purchases from North Sup-ply were approximately $25,500,000.

                              FINANCIAL STATEMENTS

  The consolidated financial statements of the Corporation for 1994 are in-cluded in the Corporation's 1994 Annual Report to Shareholders. A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, ON FILE WITH THE SECURITIES AND EXCHANGE COMMIS-SION FOR THE YEAR ENDED DECEMBER 31, 1994, WILL BE FURNISHED, WITHOUT CHARGE, ON REQUEST DIRECTED TO THE DIRECTOR-INVESTOR RELATIONS OF THE CORPORATION, SHAREHOLDER SERVICES CENTER, 1ST FLOOR, 300 GEORGE STREET, NEW HAVEN, CONNECTI-CUT 06511.

                                            By Order of the Board of Directors

                                            Madelyn M. Dematteo
                                            Secretary

March 27, 1995

                                                                       EXHIBIT A

 SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION 1995 STOCK INCENTIVE PLAN

1. PURPOSES.

  This Stock Incentive Plan (the "Plan") is intended to enable Southern New En-gland Telecommunications Corporation (the "Company") and its subsidiaries to attract, retain and motivate top caliber employees by providing them with com-petitive long-term equity opportunities and to align employee and stockholder interests.

2. ADMINISTRATION.

  The Plan shall be administered by the Board of Directors of the Company (the "Board") or a committee thereof (the "Committee"). The Committee may delegate its duties as it deems appropriate and as permitted by law. A Director may serve on the Committee only if he or she is, at the time of taking any discre-tionary action relating to a participant who is then subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a "disin-terested person" within the meaning of Rule 16b-3 under the Exchange Act. For purposes of administering the Plan, the term "Committee" may be substituted for the term "Board" except as specified herein or required by law. The Board may establish such subplans under the Plan as deemed desirable in order to qualify stock incentives awarded thereunder as "performance-based compensation" as de-fined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or for any other purposes, provided that stockholder approval of any such subplan shall be obtained if and to the extent deemed necessary or ad-visable by the Board. The Board shall have authority to (i) construe and inter-pret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, (iii) determine the individuals to whom, and the time(s) at which Stock Compensation, as defined in Section 3, shall be awarded, the number of shares to be subject to each such award, the award price, and the duration of each such award, and (iv) make all other determinations necessary or advisable for the administration of this Plan. All determinations and interpretations made by the Board shall be binding and conclusive on all participants in the Plan and on their legal representatives and beneficiaries.

3. CLASSES OF STOCK COMPENSATION.

  Subject to the provisions of the Plan, the Committee may grant the following types of equity-based compensation, collectively referred to as "Stock Compen-sation":

    (a) "Option" which shall mean an option to purchase shares of the common stock of the Company, $1.00 par value ("Common Stock"), which may be autho-rized but unissued shares or issued shares which have been reacquired. Op-tions may be either Incentive Stock Options, as defined under Code Section 422, or non-qualified stock options.

    (b) "Stock Bonus Compensation" which shall mean an amount of shares of Common Stock to be distributed to a participant, as defined herein, in lieu of, or as a supplement to, other compensation earned by such participant for prior services.

    (c) "Performance Unit Compensation" which shall mean an amount of shares of Common Stock to be distributed to a participant if certain performance objectives are achieved. Such objectives may include corporate or business unit financial and/or operating objectives and the participant acquiring or retaining specified levels of Common Stock.

    (d) "Restricted Stock Compensation" which shall mean shares of Common Stock issued to a participant under Section 7 below and which will become free of restrictions if certain performance objectives are achieved. Such objectives may include corporate or business unit financial and/or operat-ing objectives and the participant acquiring or retaining levels of Common Stock.

    (e) "Stock Appreciation Right" which shall mean a right granted under
  Section 8 below.

    (f) Compensation not described in (a)-(d) above which provide a partici-pant with the right to acquire Common Stock or that are valued by reference to the market value of Common Stock including, but not limited to, phantom stock and dividend equivalents.

4. MAXIMUM NUMBER OF SHARES UNDER THE PLAN.

  Subject to adjustment as provided in Section 14 hereof, the maximum number of shares of Common Stock which may be issued under the Plan shall not exceed 4,600,000 shares, of which no more than 1,300,000 shares may be issued pursuant to Restricted Stock Compensation, and the maximum number of shares of Common Stock that may be awarded to any one participant annually is 125,000. Such shares may represent either previously unissued shares or treasury shares. If any Stock Compensation granted under the Plan shall expire, be forfeited or terminate for any reason without having been exercised in full, or if any Op-tion exercise is settled in cash under Section 9, the unexercised shares sub-ject thereto shall again be available for the purposes of this Plan. If, in connection with any Stock Compensation granted hereunder, any shares of Common Stock are tendered to the Company in payment of the Award price under Section 9 or are surrendered to or withheld by the Company in satisfaction of tax with-holding obligations under Section 17 hereof, a number of shares equal to the number of shares tendered, surrendered, or withheld shall again be available for Stock Compensation grants under this Plan; provided, however, that such shares shall be available exclusively for Stock Compensation granted to persons who, at the time of grant, are not subject to Section 16 of the Exchange Act.

5. ELIGIBILITY.

  Each officer and employee of the Company or of any subsidiary of the Company, whether or not a director of the Company, shall be eligible to participate in the Plan (herein after called "optionee" or "participant"). Directors who are not also employees are not eligible to participate in the Plan. Nothing in the Plan shall be deemed to give any employee any right to participate in this Plan or to receive Stock Compensation hereunder. Stock Compensation may be granted by the Committee to an employee in addition to or in lieu of any incentive com-pensation earned by such employee under any other compensation plan or arrange-ment of the Company or its subsidiaries.

6. STOCK COMPENSATION PRICE.

  The purchase price per share of Common Stock (the "Award price") covered by each Stock Compensation shall be determined by the Committee, but shall not be less than the fair market value of the Common Stock ("Fair Market Value") on the date such Stock Compensation is granted. Fair Market Value shall mean the average price of the high and low sale prices of the shares on the New York Stock Exchange or such other recognized market source as determined by the Com-mittee from time to time, on the date the Stock Compensation is granted, or, if there is no sale on such date, then such average price on the last previous day on which a sale is reported.

7. STOCK COMPENSATION TERMS.

 (a) Stock Bonus Compensation, Performance Unit Compensation and Restricted Stock Compensation.

  The Committee, in its discretion, may grant Stock Bonus Compensation, Perfor-mance Unit Compensation and Restricted Stock Compensation under such terms and conditions as it deems advisable, including, but not limited to, whether such Stock Compensation shall contain terms requiring forfeiture or restrictions on the disposition of such shares.

 (b) Options.

  In its discretion, the Committee may grant either Incentive Stock Options or non-qualified stock options, provided, however, that no Incentive Stock Options shall be granted to any person who, at the time of grant, owns more than ten percent of the outstanding shares of Common Stock. Each Option and all rights thereunder shall expire on such date as the Committee may determine, but in no event later than ten (10) years from the date on which the Option is granted, and shall be subject to earlier termination as provided herein.

  The Committee shall determine the date on which each Option shall become ex-ercisable and may provide that an Option shall become exercisable in install-ments. If the Option is exercisable in installments and the optionee shall not purchase all of the shares to which the optionee is entitled in any given in-stallment period, then the optionee shall have the right cumulatively thereaf-ter to purchase any shares not so purchased until the expiration date or sooner termination of such Option. The Committee may condition the right to exercise Options upon the achievement of performance objectives or other events. The Committee may, in its sole discretion, accelerate the time at which any Option may be exercised in whole or in part, provided that no Option shall be exercis-able until one year after grant.

  Unless otherwise provided herein, an optionee may exercise an Option only if he or she is, and has been continuously since the date the Option was granted, an employee of the Company or any of its subsidiaries.

8. STOCK APPRECIATION RIGHTS.

  The Committee shall have the authority to grant Stock Appreciation Rights with or apart from the grant of Options under this Plan. Such Rights shall be paid in cash or shares of Common Stock, or any combination of each, as the Com-mittee may determine. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee may specify.

  Each Stock Appreciation Right granted with a specified Option shall entitle the participant to receive the following amount if and when the specified Op-tion becomes exercisable: Unless the Committee determines otherwise, the amount to be received by the participant shall equal the difference between (a) the fair market value of a share of Common Stock on the date of exercise of the Right and (b) the exercise price of a share under the specified Option.

  Each Stock Appreciation Right granted without reference to a specified Option shall entitle the participant to receive, unless the Committee determines oth-erwise, the difference between (a) the fair market value of a share of Common Stock on the date of exercise of the Right and (b) the fair market value of a share of Common Stock on the date the Right was granted.

  Notwithstanding the forgoing, for those participants subject to Section 16(b) of the Exchange Act, any transaction involving the exercise of a Stock Appreci-ation Right shall be structured to satisfy the requirements of Rule 16b-3 thereunder.

9. PAYMENT OF STOCK COMPENSATION.

  Stock Compensation may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in cash or, in the discretion of the Committee, in shares of Common Stock which shall have a value at least equal to the aggregate exercise price of the shares being purchased, or a com-bination of cash and shares. The Award price may be satisfied by withholding the number of shares of Common Stock otherwise issuable upon such exercise which shares shall have a value at least equal to the aggregate exercise price of the shares being purchased. The Committee may, in its discretion, in lieu of delivery of any fractional share, make a cash payment equal to the value of such fractional share.

10. NON-TRANSFERABILITY OF STOCK COMPENSATION.

  An Option or other Stock Compensation which may constitute a derivative secu-rity granted under the Plan shall, by its terms, be nontransferable by the optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution and as permitted under Rule 16b-3, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's legal representative.

11. TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH OF PARTICIPANT.

  Except as may be otherwise expressly provided herein, upon termination of a participant's employment as a result of retirement or disability whereby the participant is entitled to a service or disability pension, disability benefit or allowance under a pension or disability plan of the Company, any Options or Stock Appreciation Rights granted to such participant shall be limited to the number of shares then exercisable. All other types of Stock Compensation shall be forfeited except as the Committee shall provide otherwise. A participant may exercise a nonqualified stock option or Stock Appreciation Right within three years after the date of retirement or in the event of disability within the option's remaining term. A participant may exercise an Incentive Stock Option in the event of retirement within three months of the date of re-tirement and in the event of disability within one year of the termination date. All options or Stock Appreciation Rights held by a participant shall ter-minate immediately upon receipt by a participant of a notice of termination if the participant is terminated for deliberate, willful or gross misconduct as determined by the Company. Transfers between the Company and its subsidiaries and temporary leaves of absences shall not be considered a termination of em-ployment.

  In the event of death of the participant while such person is employed by the Company or its subsidiary, all outstanding options or Stock Appreciation Rights held by such participant which have not become exercisable as of the date of death shall become immediately exercisable on such date. A participant's legal representative or designated beneficiary may exercise such options or Rights within one year after the date of death. All other types of Stock Compensation shall be subject to such terms as the Committee shall determine.

12. CHANGE IN CONTROL.

  Notwithstanding any provision of the Plan to the contrary, upon a Change in Control, as defined below, all Stock Compensation previously granted under the Plan shall become immediately and fully exercisable and shall remain exercis-able and noncancellable for a period of seven months following termination of employment of the participant. In lieu of exercising Stock Compensation, a par-ticipant may elect to surrender all or part of any Stock Compensation to the Company for a Stock Compensation Payment, as defined below, provided that writ-ten notice of such election (the "Election") is given to the Company within sixty (60) days after the Change in Control. The Stock Compensation Payment shall be an amount to be paid in cash by the Company within thirty (30) days following receipt of the Election form equal to the excess of the Change in Control Price, as defined below, per share of Common Stock on the date of the Election over the purchase price per share of Common Stock under the Stock Com-pensation, multiplied by the number of shares covered by the Election. If the participant making the Election is subject to Section 16(b) of the Exchange Act, then such Election and Stock Compensation Payment shall be made in accor-dance with Rule 16b-3 thereunder.

  For purposes of this Section, Change of Control shall mean:

    (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of bene-ficial ownership (within the meaning of Rule 13d-3 thereunder) of 20% or more of either (i) the then outstanding shares of common stock of the Com-pany (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Vot-ing Securities"); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exer-cise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Com-pany, (iii) any acquisition by any employee benefit plan (or related trust) participated in by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate Transaction"), if, pursuant to such Corporate Transaction, the conditions described in clauses (i), (ii) and (iii) of Paragraph (c) of this Section 12 are satisfied; or

    (b) a change in the composition of the Board such that the individuals who, as of December 14, 1994, constitute the Board (the Board as of the above date shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 12, that any individual who becomes a member of the Board subsequent to the above date whose election, or nomina-tion for election by the shareholders of the Company, was approved by a vote of at least a majority of those individuals who are members of the Board also be considered as though such individual were a member of the In-cumbent Board; but, provided further, that any such individual whose ini-tial assumption of office occurs as a result of either an actual or threat-ened election contest (as such terms are used in Rule 14a-11 under the Ex-change Act) or other actual or threatened solicitation of proxies or con-sents by or on behalf of a person other than the Board shall not be so con-sidered as a member of the Incumbent Board; or

    (c) the approval by the shareholders of the Company of a Corporate Trans-action or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transac-tion pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or in-directly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corpora-tion entitled to vote generally in the election of directors, in substan-tially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Out-standing Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) par-ticipated in by the Company or such corporation resulting from such Corpo-rate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Out-standing Company Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) individuals who were mem-bers of the Incumbent Board will constitute at least a majority of the mem-bers of the board of directors of the corporation resulting from such Cor-porate Transaction; or

    (d) the approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other dispo-sition of all or substantially all of the assets of the Company; excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or other disposition, (l) more than 60% of, respectively, the then outstanding shares of common stock of such corpora-tion and the combined voting power of the then outstanding voting securi-ties of such corporation entitled to vote generally in the election of di-rectors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstand-ing Company Voting Securities immediately prior to such sale or other dis-position in substantially the same proportion as their ownership, immedi-ately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
  (2) no Person (other than the Company and any employee benefit plan (or re-lated trust) participated in by the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other dispo-sition, directly or indirectly, 20% or more of the Outstanding Company Com-mon Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of , respective-ly, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corpora-tion.

  For purposes of this Section 12, Change of Control Price shall mean the high-est reported sales price of a share of Common Stock on the composite tape for New York Stock Exchange Listed Stocks (the "Market High") during the 60 day pe-riod prior to and ending on the date of the Change of Control. If the Change of Control is the result of a transaction or series of transactions described in paragraph (a) of the definition above, the "Change of Control Price" shall mean the higher of (i) the highest price per share of the Common Stock paid in such transaction or series of transaction by the Person having made the acquisition, and (ii) the Market High as determined above. Notwithstanding the foregoing, with respect to any Incentive Stock Option, the Change of Control Price shall not exceed the market price of a share of Common Stock on the date of surrender thereof (to the extent required by Section 422 of the Code).

13. INDICIA OF STOCK OWNERSHIP.

  No person entitled to exercise any Stock Compensation granted under the Plan shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of stock issuable upon exercise of such Stock Compensa-tion until such Stock Compensation shall have been validly exercised and the Award price paid. The Company shall have no obligation to issue or deliver shares upon exercise of any Stock Compensation unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Se-curities Act of 1933, any applicable listing requirements of any national secu-rities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

14. ADJUSTMENTS.

  In the event of a reorganization, recapitalization, stock split, stock divi-dend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure of the

Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by the Stock Compensation granted and in the purchase price of outstanding Stock Compensation. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation and subject to the provisions of Section 12 hereunder, all Stock Compensation granted hereunder and outstanding on the date of such event shall be assumed by the surviving or continuing corporation.

15. WRITTEN AGREEMENT.

  Stock Compensation granted hereunder shall be evidenced by a written agree-ment which shall be subject to the terms and conditions prescribed herein, and shall be signed by the participant and by an officer of the Company for and on behalf of the Company. A Stock Compensation agreement shall contain such other provisions as the Committee shall deem advisable so long as the same are not contrary to the provisions of the Plan.

16. AMENDMENT AND TERMINATION OF THE PLAN.

  The Board at any time may amend, suspend or terminate the Plan, provided, however, that without the further approval of the holders of at least a major-ity of the voting power of the outstanding shares of the Company's Common Stock present in person or by proxy at a meeting of the stockholders, the Board shall not (i) increase the maximum number of shares which may be issued upon exercise of Stock Compensation granted under the Plan, (ii) change the minimum purchase price set forth in Section 6, (iii) permit the granting of Stock Compensation to anyone other than as provided in Section 5, or (iv) otherwise amend the Plan in a manner not permitted under Section 16 of the Exchange Act. For the pur-poses of this Section, the term "Committee" may not be substituted for the term "Board". The Senior Vice President-Organizational Development, with the concur-rence of the Vice President and General Counsel, shall be authorized to make minor or administrative amendments to the Plan as well as amendments to the Plan that may be dictated by requirements of federal or state statutes or au-thorized or made desirable by such statutes. No amendment, suspension or termi-nation of the Plan shall, without the participant's consent, materially impair any rights of such participant under any Stock Compensation theretofore granted under the Plan. Unless previously terminated, the Plan shall terminate on June 30, 2005.

17. TAX WITHHOLDING.

  Upon exercise of Stock Compensation, a participant shall be required to pay in cash to the Company the amount of any taxes the Company is required by law to withhold with respect to the exercise of such Stock Compensation. Such pay-ment shall be due on the date the Company is required by law to withhold such taxes. Such payment may also be made at the election of the participant by the surrender of shares of Common Stock then owned by the participant, or the with-holding of shares of Common Stock otherwise to be issued to the participant on exercise, in an amount that would satisfy the withholding amount due. Unless otherwise determined by the Board, any election so made by participants subject to Section 16(b) of the Exchange Act shall be in accordance with the require-ments of Rule 16b-3 thereunder. The value of such shares withheld or delivered shall be equal to the fair market value of such shares on the date of exercise. In the event that such payment is not made when due, the Company shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such participant from the Company, all or part of the amount required to be withheld.

18. EFFECTIVE DATE.

  This Plan shall become effective on July 1, 1995, subject to its approval by the holders of a majority of the voting power of the outstanding shares of Com-mon Stock present in person or by proxy and entitled to vote at the 1995 Annual Meeting of Shareholders. No Stock Compensation shall be granted pursuant to the Plan after June 30, 2005.

19. GOVERNING LAW.

  The Plan and any Stock Compensation hereunder shall be governed by the laws of the State of Connecticut and in accordance with applicable Federal laws. The Company intends that the Plan shall comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act, so that any grant of Stock Compensation to, or other transactions by, a participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act shall not result in short-swing profits liability under Section 16(b). Accordingly, if any provision of this Plan or any agreement relating to Stock Compensation does not comply with such requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and the participant shall be deemed to have consented to such construction or amendment.

                                                 [LOGO OF SNET APPEARS HERE]

                                                NOTICE OF 1995 ANNUAL MEETING

                                                            AND

                                                      PROXY STATEMENT


                                                 MAY 10, 1995 AT 10:00 A.M.

                                           CORPORATION'S GENERAL OFFICE BUILDING

                                                      300 GEORGE STREET

                                                   NEW HAVEN, CONNECTICUT

--------------------------------------------------------------------------------

[LOGO OF SNET APPEARS]

             SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING TO BE HELD ON MAY 10, 1995
          AT 10 A.M. IN THE CORPORATION'S GENERAL OFFICE BUILDING,
                  300 GEORGE STREET, NEW HAVEN, CONNECTICUT.

     The undersigned hereby appoints Barry M. Bloom, James R. Greenfield, and
P Daniel J. Miglio, and each or any of them, an attorney, with full power to vote all common stock of the undersigned in Southern New England
R Telecommunications Corporation at the annual meeting of its shareholders on May 10, 1995, and at any adjournment thereof, upon all matters that may
O properly come before the meeting, including the matters described in the proxy statement furnished herewith. At their discretion, the attorneys are
X authorized to vote upon such other business as may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2
Y    AND 3.

     PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.

                                                                See Reverse Side

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

--------------------------------------------------------------------------------
     PLEASE MARK YOUR
[X]  VOTES AS IN THIS
     EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
--------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
--------------------------------------------------------------------------------

1. Election of R. Ayers, F. Connor,        FOR    WITHHELD
   I. Hall, B. Malkiel                     [ ]      [ ]
   and F. O'Keefe, Jr. as Directors


 Vote for all nominees except :

 ______________________________________________________

2. Ratification of Auditors                FOR    AGAINST    ABSTAIN
                                           [ ]      [ ]        [ ]

3. Approval of 1995 Stock Incentive Plan   FOR    AGAINST    ABSTAIN
                                           [ ]      [ ]        [ ]


SIGNATURE(S) _____________________________________________________

             _____________________________________________________ DATE ________

Please sign exactly as name appears above. For joint accounts each owner should sign. Executors, administrators, trustee, etc. should so indicate when signing.

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